UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Stockholders of ICF International, Inc. (the “Company”) was held on Thursday, June 2, 2016.

Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such matter.

1.     Election of three (3) directors to serve for a term expiring at the Company’s annual meeting in 2019:

Name	Votes For	Votes Withheld	Broker Non-Votes (1)	Total
Srikant Datar	15,972,192	508,038	1,395,565	17,875,795
Sanjay Gupta	16,081,430	398,800	1,395,565	17,875,795
Peter Schulte	15,837,251	642,979	1,395,565	17,875,795

2.     Non-binding advisory vote regarding the Company’s overall pay-for-performance executive compensation program:

Votes For	Votes Against	Abstentions	Broker Non-Votes (1)	Total
16,127,911	316,616	35,703	1,395,565	17,875,795

3.     Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes (1)	Total
17,745,432	97,912	32,451	0	17,875,795

_____________________

(1)

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: June 3, 2016	By: /s/ James C. Morgan
James C. Morgan
Executive Vice President and Chief Financial Officer